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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of The Bishop Street Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
April 27, 2007